    As filed with the Securities and Exchange Commission on October 31, 1997
                                                          Registration No. 333-
       ==================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                 ---------------
                             BOYKIN LODGING COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

            Ohio                                     34-824586
  (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
of Incorporation or Organization)

    Terminal Tower, Suite 1500, 50 Public Square, Cleveland, Ohio 44113-2258
               (Address of Principal Executive Offices) (Zip Code)
                                 ---------------

                             BOYKIN LODGING COMPANY
                            LONG-TERM INCENTIVE PLAN
                                       AND
                             DIRECTORS' OPTION PLANS
                            (Full Title of the Plan)
                                 ---------------
                                ROBERT W. BOYKIN
                           Terminal Tower, Suite 1500
                                50 Public Square
                           Cleveland, Ohio 44113-2258
                     (Name and Address of Agent for Service)

                                 (216) 241-6375
          (Telephone Number, Including Area Code, of Agent for Service)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

Title of                       Amount                Proposed                   Proposed                           Amount of
securities to                  to be                 maximum offering           maximum aggregate                  registration
be registered                  registered            price per share            offering price                     fee
------------------------------------------------------------------------------------------------------------------------------------

Common Shares,
without par value             1,030,000(1)           $26.62(2)                  $24,206,025                        $7,335

====================================================================================================================================

(1) 1,000,000 shares are registered pursuant to the Boykin Lodging Company Long-Term Incentive Plan and 30,000 shares are registered pursuant to the Directors' Option Plans. Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Plans.
(2) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee. The fee with respect to 505,000 shares is based on $26.62, the average of the high and low sale prices on October 27, 1997, of the registrant's Common Shares as reported on the New York Stock Exchange. The fee with respect to the remaining (i) 425,000 shares (options for which were granted on November 4, 1996 in connection with the registrant's initial public offering) was computed on the basis of the exercise price of $20.00 per share; (ii) 75,000 shares (an option for which was granted on May 20, 1997) was computed on the basis of the exercise price of $22.31 per share; (iii) 20,000 shares (an option for which was granted on July 30, 1997) was computed on the basis of the exercise price of $23.28 per share; and (iv) 5,000 shares (an option for which was granted on August 12, 1997) was computed on the basis of the exercise price of $24.31 per share.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  The Common Shares registered by Boykin Lodging Company (the "Registrant") pursuant to this Registration Statement will be issued under the Registrant's Boykin Lodging Company Long-Term Incentive Plan and Directors' Option Plans (collectively, the "Plans").

Item 3. Incorporation of Documents by Reference.

                  The documents listed in (a) through (d) below are incorporated by reference in to this Registration Statement. All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of the filing of such documents.

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

                  (b) All other reports filed by the Registrant pursuant to
         Section 13(a) or 15(d) of the Exchange Act since December 31, 1996, including the Form 10-Qs for the quarters ended March 31, 1997 and June 30, 1997 and Current Reports on Form 8-K dated March 6, 1997 (as amended by the Current Reports on Form 8-K/A filed with the Securities and Exchange Commission (the "Commission") on June 2, 1997, June 17, 1997 and June 19, 1997) and April 4, 1997;

                  (c) The information contained in the Registrant's Proxy Statement dated April 4, 1997, for its Annual Meeting of Shareholders held on May 6, 1997, that has been incorporated by reference in the 1996 Form 10-K and was filed with the Commission on Schedule 14A on April 4, 1997; and

                  (d) The description of the Registrant's Common Shares contained in the Form 8-A/A Registration Statement filed with the Commission on October 23, 1996 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 5. Interests of Named Experts and Counsel.

                  The legality of the Common Shares offered hereby has been passed upon for the Registrant by Baker & Hostetler LLP, Cleveland, Ohio. Albert
T. Adams, a director of the Registrant, is a partner in Baker & Hostetler LLP.

Item 6. Indemnification of Directors and Officers.

                  The Ohio Revised Code (the "Ohio Code") authorizes Ohio corporations to indemnify officers and directors from liability if the officer or director acted in good faith and in a manner reasonably believed by the officer or director to be in or not opposed to the best interests of the corporation, and with respect to any criminal actions, if the officer or director had no reason to believe his action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (i) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification or (ii) if liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the Ohio Code require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director or officer of the corporation. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or code of regulations of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against him and incurred by him in his capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him against such liability under the Ohio Code.

                  The Registrant's Code of Regulations provides for the indemnification of directors and officers of the Registrant to the maximum extent permitted by Ohio law, as authorized by the Board of Directors of the Registrant, for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was an officer or director of the Registrant upon the receipt of an undertaking to repay such amount unless it is ultimately determined that the officer or director is entitled to indemnification.

                  The Registrant has obtained an insurance policy which will insure the officers and directors of the Registrant from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Registrant.

Item 8.           Exhibits.

Exhibit Number                       Description of Exhibit
--------------                       ----------------------

3.1                        Amended and Restated Articles of Incorporation of
                           Boykin Lodging Company(1)

3.2                        Code of Regulations of Boykin Lodging Company(1)

4.1                        Boykin Lodging Company Long-Term Incentive Plan(1)

4.2                        Form of Directors' Option Plan

5 Opinion of Baker & Hostetler LLP as to legality of the Common Shares being registered

23.1                       Consent of Arthur Andersen LLP

23.2 Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)

24                         Powers of Attorney (included at page II-5)


(1) Incorporated by reference from Amendment No. 3 to the Registrant's registration statement on Form S-11 (the Form S-11) (Registration No. 333-6341) filed on October 24, 1996. These exhibits have the same exhibit number in the Form S-11.


Item 9. Undertakings.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 31st day of October, 1997.

                                    BOYKIN LODGING COMPANY

                                       /s/ Robert W. Boykin
                                    By
                                      -----------------------------------------
                                        Robert W. Boykin,
                                        Chairman, President and Chief Executive
                                        Officer

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Boykin, Raymond P. Heitland and Albert T. Adams, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on October 31, 1997, by the following persons in the capacities indicated below.

             Signature                       Title
             ---------                       -----

         /s/ Robert W. Boykin                Director, Chairman, President and
-----------------------------------          Chief Executive Officer (Principal
         Robert W. Boykin                    Executive Officer)

         /s/ Raymond P. Heitland             Director and Chief Financial
-----------------------------------          Officer (Principal Accounting
         Raymond P. Heitland                 Officer)

         /s/ Albert T. Adams                 Director
-----------------------------------
         Albert T. Adams

         /s/ Lee C. Howley, Jr.              Director
-----------------------------------
         Lee C. Howley, Jr.

         /s/ William H. Schecter             Director
-----------------------------------
         William H. Schecter

         /s/ Frank E. Mosier                 Director
-----------------------------------
         Frank E. Mosier

                                             Director
-----------------------------------
         Ivan J. Winfield

                                  EXHIBIT INDEX

Exhibit Number                      Description of Exhibit
--------------                      ----------------------

3.1                        Amended and Restated Articles of Incorporation of
                           Boykin Lodging Company(1)

3.2                        Code of Regulations of Boykin Lodging Company(1)

4.1                        Boykin Lodging Company Long-Term Incentive Plan(1)

4.2                        Form of Directors' Option Plan

5 Opinion of Baker & Hostetler LLP as to legality of the Common Shares and interests in the Plans being registered

23.1                       Consent of Arthur Andersen LLP

23.2 Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)

24                         Powers of Attorney (included at page II-5)


--------------------

(1) Incorporated by reference from Amendment No. 3 to the Registrant's registration statement on Form S-11 (the Form S-11) (Registration No. 333-6341) filed on October 24, 1996. These exhibits have the same exhibit number in the Form S-11.